UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN A PROXY STATEMENT

SCHEDULE 14A INFORMATION

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FOCUS UNIVERSAL INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOCUS UNIVERSAL INC.

2311 East Locust Court

Ontario, CA 91761

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 29, 2024

Dear Focus Universal Shareholders,

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Focus Universal Inc. (the “Company”) will be held at the Company’s headquarters located at 2311 East Locust Court, Ontario, California 91761 on Friday, November 29, 2024 at 2:00 p.m., Pacific Daylight Time, to consider and act upon the following matters:

1.	To elect five (5) members to the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders;

2.	To ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	To approve, subject to the Board of Directors’ discretion to adopt, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, $0.001 par value per share, from 75,000,000 shares to 150,000,000 shares;

and such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on October 2, 2024, as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE ANNUAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

The accompanying proxy statement provides a detailed description of the Proposals. We urge you to read the accompanying proxy statement, including the annex, carefully and in their entirety. If you have any questions concerning the Proposals or the accompanying proxy statement of which this notice forms a part, would like additional copies of the accompanying proxy statement, please contact Secretary, Focus Universal Inc., (626) 272-3883.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 29, 2024. This Notice of Annual Meeting of Shareholders, the Proxy Statement, and our Form 10-K are available at http://www.proxyvote.com. The Company intends to mail the Notice of Annual Meeting and accompanying Proxy Statement to shareholders on or about the Record Date.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card in the prepaid envelope provided, as soon as possible, so your shares can be voted at the meeting in accordance with your instructions. If you prefer, you may instead vote electronically through the internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Your vote is important no matter how many shares you own. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before your proxy is voted. The Company asks that shareholders planning to attend the Annual Meeting notify the Company at least 48 hours in advance of the meeting by calling (626) 272-3883. Your prompt cooperation is greatly appreciated.

All shareholders as of the Record Date are cordially invited to attend the Annual Meeting.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to shareholders of the Company as of the Record Date. For safety and security reasons, video and audio recording devices and other electronic devices will not be allowed in the meeting. If your shares are held in the name of your bank, brokerage firm or other nominee, you must bring to the Annual Meeting a copy of your proxy card, an account statement, or a letter from the nominee indicating that you beneficially owned the shares as of the Record Date for voting. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting.

For registered shareholders, a copy of your proxy card can serve as verification of stock ownership. Shareholders who do not present a copy of their proxy card at the Annual Meeting will be admitted only upon verification of stock ownership, as indicated herein. If you do not have proof of share ownership, you will not be admitted to the Annual Meeting. In addition, all Annual Meeting attendees will be asked to present valid government-issued photo identification, such as a driver’s license or passport, as proof of identification before entering the Annual Meeting, and attendees may be subject to security inspections.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Desheng Wang

Desheng Wang

Chief Executive Officer and Secretary

October 1, 2024

FOCUS UNIVERSAL INC.

2311 East Locust Court

Ontario, CA 91761

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 29, 2024

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Focus Universal Inc. (the “Company”) of proxies to be voted at the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s headquarters located at 2311 East Locust Court, Ontario, California 91761 at 2:00 p.m., Pacific Daylight Time, on Friday, November 29, 2024 and at any adjournment or postponement thereof (the “Proxy Statement”). This Proxy Statement and the accompanying proxy card are being mailed to shareholders commencing on or about the Record Date. Only the holders of our “Common Stock” at the close of business on October 2, 2024 (the “Record Date”), will have the right to vote at the Annual Meeting.

Shares represented by a duly executed proxy in the accompanying form received by the Company prior to the Annual Meeting will be voted at the Annual Meeting in accordance with instructions given by the shareholder in the proxy. Any shareholder granting a proxy may revoke it at any time before it is exercised by granting a proxy bearing a later date, by giving notice in writing to the Secretary of the Company or by voting in person at the Annual Meeting.

At the Annual Meeting, the shareholders will be asked: (i) to elect five (5) members to the Board to serve until the 2025 Annual Meeting of Shareholders; (ii) to ratify the selection of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and (iii) to approve, subject to the Board’s discretion to adopt, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock (“Common Stock”), $0.001 par value per share, from 75,000,000 shares to 150,000,000 shares.

The persons acting under the accompanying proxy have been designated by the Board and, unless contrary instructions are given, will vote the shares represented by a properly executed proxy (i) for the election of the five (5) members to the Board named in Proposal One below;(ii) for the ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm; and (iii) to approve, subject to the Board’s discretion to adopt, an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 75,000,000 shares to 150,000,000 shares.

If a shareholder is not the record holder, such as where the shares are held through a broker, bank or other financial institution, the shareholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Your broker will not be permitted to vote on your behalf unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholders meeting.

The close of business on October 2, 2024 has been fixed by the Board as the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only the holders of record of Common Stock at the close of business on the Record Date, are entitled to vote on the matters presented at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. As of September 30, 2024, there were approximately 68,667,760 shares of Common Stock issued and outstanding. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. If there is less than a quorum, a majority of those present in person or by proxy may adjourn the Annual Meeting. A plurality vote of the holders of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is required for the election of the directors. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and voting at the Annual Meeting, a quorum being present, is necessary for the ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm; and for the approval, subject to the Board’s discretion to adopt, of an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 75,000,000 shares to 150,000,000 shares. Once a quorum is present, such quorum is not broken by the subsequent withdrawal of any shareholder. If there is no quorum, the holders of a majority of shares present at the meeting in person or by proxy may adjourn the meeting to a different date.

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Abstentions, votes withheld and shares not voted, including broker non-votes, are not included in determining the number of votes cast for the election of the directors, for the ratification of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm, or for the approval, subject to the Board’s discretion to adopt, of an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 75,000,000 to 150,000,000. If you hold your Common Stock through a bank, broker or other nominee, the broker may be prevented from voting shares held in your account on some proposals (a “broker non-vote”) unless you have given voting instructions to the bank, broker or nominee. Abstentions, votes withheld and broker non-votes, are counted for purposes of determining whether a quorum is present at the Annual Meeting.

All shares entitled to vote and represented by proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions provided. If you hold shares through an account with a broker, bank or other nominee, and you fail to provide voting instructions to your broker, bank or other nominee either using your voting instruction card or by telephone or over the Internet, in accordance with the instructions provided, then your shares will not be voted with respect to any of the proposals being considered at the Annual Meeting. Therefore, if you hold shares through a broker, bank or other nominee it is important that you provide your broker, bank or other nominee with your voting instructions.

Dissenters Rights

Under Nevada law, our shareholders are not entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The nominees listed below have been selected by the Board, and all are currently members of the Board. If elected, each nominee will serve until the annual meeting of shareholders to be held in 2025 (or action by written consent of shareholders in lieu thereof), or until his or her successor has been duly elected and qualified.

Composition of Board of Directors

Our bylaws provide that the Board shall consist of not less than one (1) and not more than nine (9) directors. The Board currently consists of five (5) members. The Board has fixed the size of the Board to be elected in 2024 at five (5) members.

In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Board’s Nominating and Corporate Governance Committee would identify and make recommendations to the Board regarding the selection and approval of candidates to fill such vacancy either by election by shareholders or appointment by the Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director. With respect to the nominees for election in 2024, the Nominating and Corporate Governance Committee recommended that the Board nominate for election by the shareholders the individuals named in this Proposal One.

Nominees for Election as Directors

The following is certain information as of the Record Date regarding the nominees for election as directors.

Name	Position with the Company	Age	Director Since
Dr. Desheng Wang	Chief Executive Officer, Secretary, and Director	60	December 29, 2014
Dr. Edward Lee	Director and Chairman	60	October 21, 2015
Michael Pope	Independent Director(1)(2)(3)(4)	44	June 8, 2018
Carine Clark	Independent Director(1)(2)(3)(5)	61	June 8, 2018
Sean Warren	Independent Director(1)(2)(3)(6)	53	August 10, 2022

_____________

(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating and Corporate Governance Committee.
(4)	Chairperson of Audit Committee.
(5)	Chairperson of Compensation Committee.
(6)	Chairperson of Nominating and Corporate Governance Committee.

The following provides certain information with respect to the diversity of our nominees and continuing directors.

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Board of Directors Diversity Matrix
Total Director Nominees and Continuing Directors		5
	Female	Male
Gender Identity
Directors	1	4
Demographic Background
African American or Black	–	–
Alaskan Native or Native American	–	–
Asian	–	2
Hispanic, Latinx or Spanish Origin	–	–
Native Hawaiian or Pacific Islander	–	–
White	1	2
Other	–	–
Two or More Races of Ethnicities	–	–
LGBTQ+		–
Did not Disclose Demographic Background		–

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF DR. DESHENG WANG, DR. EDWARD LEE, MICHAEL POPE, CARINE CLARK, AND SEAN WARREN TO THE BOARD OF DIRECTORS.

Biographical Information Regarding Directors and Nominees

Dr. Desheng Wang was appointed as Chief Executive Officer, Secretary, and has been a director of the Company since December 29, 2014. Dr. Wang has over 20 years of professional experience in mobile technology. Dr. Wang earned his bachelor’s degree from Hebei Normal University, Physics Department in 1985. In 1988, Dr. Wang earned his master’s degree from Dalian Institute of Chemical Physics at the Chinese Academy of Science. Dr. Wang earned his Ph.D. in Chemistry at Emory University in 1994. Dr. Wang served as a senior research fellow at California Institute of Technology from 1994-2011. Over the last five years, Dr. Wang has served as president of Vitashower Corporation and formerly as President of Perfecular Inc.

Dr. Edward Lee was appointed President and director of the Company on October 21, 2015. On November 15, 2019, Dr. Lee resigned as President and was appointed as Chairman of the Board. Dr. Lee received his bachelor’s degree in mathematics at Lanzhou University in 1983, received his master’s degree at University of Science and Technology of China in 1985 and earned his Ph.D. in Mathematics at University of Florida in 1991. Dr. Lee worked as an assistant professor at Tsinghua University in 1986 and National University of Singapore in 1992. Since 1996, Dr. Lee has served as CEO of AIDP, a leading supplier of dietary supplement ingredients, focusing on research and development and marketing and sales of proprietary ingredients like Magtein, KoACT, Predtic X, and Actizin. Dr. Lee is also serving as the Vice Chairperson of the American Chinese CEO Association.

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Michael Pope was appointed as an independent director of the Company on June 8, 2018. Mr. Pope serves as the CEO and Chairman at Boxlight Corporation (Nasdaq: BOXL), a global provider of interactive technology solutions, where he has been an executive since July 2015 and director since September 2014. Mr. Pope has led Boxlight through eleven acquisitions from 2016 to 2021, a Nasdaq IPO in November 2017, and over $200 million in debt and equity fundraising. He previously served as Managing Director at Vert Capital, a private equity and advisory firm from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior SEC reporting at Omniture (previously listed on Nasdaq and acquired by Adobe (Nasdaq: ADBE in 2009) and Assurance Associate at Grant Thornton. Since January 2021, Mr. Pope has served as a member of the board of directors of Novo Integrated Sciences, Inc. (OTCQB: NVOS), a provider of multi-dimensional primary healthcare products and services. He holds an active CPA license and earned his undergraduate and graduate degrees in accounting from Brigham Young University.

Carine Clark was appointed as an independent director of the Company on June 8, 2018. Ms. Clark has served as president and CEO of four high-growth tech companies. In March 2019, Ms. Clark was appointed to the board of directors of Domo, Inc. (NASDAQGM: DOMO) and is currently serving as a member of Domo’s compensation committee. Since 2017 she has served as an Executive Board Member of the Utah Governor’s Office of Economic Development and Silicon Slopes, a non-profit helping Utah’s tech community thrive. Prior to that, Ms. Clark served from January 2015 to December 2016 as the President and CEO of MartizCX. From December 2012 to December 2016, Ms. Clark served as the President and CEO of Allegiance, Inc. She has built a reputation as a data-driven marketing executive working at Novell for 14 years, Altiris for five years, and Symantec for more than 10 years. She has received numerous awards including the EY Entrepreneur of The Year® Award in the Utah Region and Utah Business Magazine’s CEO of the Year. Ms. Clark earned a bachelor’s degree in organizational communications and an MBA from Brigham Young University.

Sean Warren was appointed as an independent director of the Company on August 10, 2022. Mr. Warren is a seasoned executive with over 25 years of experience in technology and enterprise technology systems. He brings a wealth of expertise with strengths in areas such as software development, cloud management, enterprise infrastructure development and full spectrum of IT compliance. Mr. Warren has been the CIO of Mountain Medical, Veyo Medical and VP of IT at Larry Miller. He has worked for technology companies such as Omniture, Adobe and served as the director of cloud operations at Domo from 2016 to 2018. From 2019-2021, Mr. Warren served as the VP of OPSA Change Advisory at Wells Fargo, and since 2021 to the present works as the VP of Global Platform Services at Cotiviti where he manages over 1,000 employees globally in four countries. Mr. Warren is fluent in Spanish and graduated from Florida State University in accounting. Mr. Warren previously served on our Board from June 8, 2018 to November 28, 2018.

Other Executive Officers of the Company

The following is certain information as of the Record Date regarding the other executive officers of the Company not discussed above.

Name	Position with the Company	Age	Officer Since
Irving Kau	Chief Financial Officer	49	November 18, 2022

Irving Kau was appointed as Chief Financial Officer of the Company on November 18, 2022. Prior to that, he served as Focus Universal’s Vice President of Finance and Head of Investor Relations since November 10, 2021. Prior to joining the Company, Mr. Kau served as a Managing Partner of both Elementz Ventures and KW Capital Partners, and during his tenure he successfully invested in and grew companies across various geographies. The Company expects that as Chief Financial Officer, Mr. Kau will assist with many matters in the near future, including building up the Company’s internal businesses, processes and controls, the Company’s external outreach and growth measures, as well as strengthen the Company’s financial reporting and the investor relations. Prior to his work at Elementz Ventures and KW Capital Partners, Mr. Kau served as the head of Asia at GHS (now known as Seaport Global). Mr. Kau also previously served for approximately 10 years as Chief Financial Officer of an AgBiotech company Origin Agritech Limited (Nasdaq: SEED). During his tenure, shareholders included Wellington Management, Fidelity Investments, Citadel Investments, Heartland Fund, Mitsubishi UFJ, amongst others. Mr. Kau received undergraduate degrees from Johns Hopkins University and a graduate degree from Rice University and pursued a PhD degree in Business Strategy (economics) at the University of Southern California.

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CORPORATE GOVERNANCE

Board of Directors

Our Board currently consists of five (5) members. Our Chairperson of the Board is Dr. Edward Lee. Dr. Edward Lee and Dr. Desheng Wang are the two (2) members of our Board who are not independent directors. Michael Pope, Sean Warren, and Carine Clark are the three (3) members of our Board who are independent directors.

Director Attendance at Meetings

Our Board conducts its business through meetings, both in person and telephonic, and by actions taken by written consent in lieu of meetings. During the year ended December 31, 2023, our Board held four (4) meetings. All directors attended at least 75% of the meetings of our Board and of the committees of our Board on which they served during 2023.

Our Board encourages all directors to attend our annual meetings of shareholders unless it is not reasonably practicable for a director to do so.

Committees of our Board of Directors

Our Board has established and delegated certain responsibilities to its standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Our corporate website, www.focusuniversal.com, contains the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees, and certain other corporate governance documents and policies, including our Code of Business Conduct and Ethics. In addition, we will provide a copy of any of these documents without charge to any shareholder upon written request made in care of the Corporate Secretary, Focus Universal Inc., 2311 East Locust Court, Ontario, California 91761. The information at www.focusuniversal.com is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated by reference into this or any other filing we make with the SEC.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee’s primary duties and responsibilities include monitoring the integrity of our financial statements, monitoring the independence and performance of our external auditors, and monitoring our compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with our independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of our internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by our independent registered public accounting firm and reviewing any transactions between our Company and related parties. Our independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.

The Audit Committee operates under a written charter. The Audit Committee is required to be composed of directors who are independent under the rules of the SEC and the listing standards of The Nasdaq Stock Market LLC (“NASDAQ”).

The current members of the Audit Committee are directors Mr. Michael Pope, the Chairperson of the Audit Committee, Ms. Carine Clark, and Mr. Sean Warren, all of whom have been determined by the Board to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to audit committee members. The Board has determined that Mr. Michael Pope qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes-Oxley Act. The Audit Committee met four (4) times during 2023.

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Compensation Committee

The primary duties and responsibilities of our standing Compensation Committee are to review, modify and approve the overall compensation policies for the Company, including the compensation of the Company’s Chief Executive Officer and other senior management; establish and assess the adequacy of director compensation; and approve the adoption, amendment and termination of the Company’s stock option plans, pension and profit-sharing plans, bonus plans and similar programs. The Compensation Committee may delegate to one or more officers the authority to make grants of options and restricted stock to eligible individuals other than officers and directors, subject to certain limitations. Additionally, the Compensation Committee has the authority to form subcommittees and to delegate authority to any such subcommittee. The Compensation Committee also has the authority, in its sole discretion, to select, retain and obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. Moreover, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense.

The Compensation Committee operates under a written charter. All members of the Compensation Committee must satisfy the independence requirements of NASDAQ applicable to compensation committee members.

The Compensation Committee currently consists of directors Ms. Carine Clark, Mr. Sean Warren, and Mr. Michael Pope. Ms. Carine Clark is the Chairperson of the Compensation Committee. Each of the Compensation Committee members has been determined by the Board to be independent under NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met four (4) times during 2023.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, reviews and evaluates candidates to serve on the Board; reviews and assesses the performance of the Board and the committees of the Board; and assesses the independence of our directors. The Nominating and Corporate Governance Committee is also responsible for reviewing the composition of the Board’s committees and making recommendations to the entire Board regarding the chairpersonship and membership of each committee. In addition, the Nominating and Corporate Governance Committee is responsible for developing corporate governance principles and periodically reviewing and assessing such principles, as well as periodically reviewing the Company’s policy statements to determine their adherence to the Company’s Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee has adopted a charter that identifies the procedures whereby Board candidates are identified primarily through suggestions made by directors, management and shareholders of the Company. We have implemented no material changes in the past year to the procedures by which shareholders may recommend nominees for the Board. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders that are submitted in writing to the Company’s Corporate Secretary in a timely manner and which provide necessary biographical and business experience information regarding the nominee. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria considered by the Nominating and Corporate Governance Committee, based on whether or not the candidate was recommended by a shareholder. The Board does not prescribe any minimum qualifications for director candidates, and all candidates for director will be evaluated based on their qualifications, diversity, age, skill and such other factors as deemed appropriate by the Nominating and Corporate Governance Committee given the current needs of the Board, the committees of the Board and the Company. Although the Nominating and Corporate Governance Committee does not have a specific policy on diversity, it considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. Absent other factors which may be material to its evaluation of a candidate, the Nominating and Corporate Governance Committee expects to recommend to the Board for selection incumbent directors who express an interest in continuing to serve on the Board. Following its evaluation of a proposed director’s candidacy, the Nominating and Corporate Governance Committee will make a recommendation as to whether the Board should nominate the proposed director candidate for election by the shareholders of the Company.

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The Nominating and Corporate Governance Committee operates under a written charter. No member of the Nominating and Corporate Governance Committee may be an employee of the Company, and each member must satisfy the independence requirements of NASDAQ and the SEC.

The Nominating and Corporate Governance Committee currently consists of directors Mr. Sean Warren, who is the Chairperson of the committee, Mr. Michael Pope and Ms. Carine Clark. Each of the members of the Nominating and Corporate Governance Committee has been determined by the Board to be independent under NASDAQ listing standards. The Nominating and Corporate Governance Committee met four (4) times in 2023.

Communications with our Board of Directors

In order to provide the Company’s security holders and other interested parties with a direct and open line of communication to the Board, the Board has adopted the following procedures for communications to directors. The Company’s security holders and other interested persons may communicate with the Chairperson of the Company’s Audit Committee or with the non-management directors of the Company as a group by mailing a letter addressed in care of the Corporate Secretary to Focus Universal Inc., 2311 East Locust Court, Ontario, California 91761.

All communications received in accordance with these procedures will be reviewed initially by the Company’s Secretary and/or other executive officers. The Company will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees, and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

The Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one (1) year. The Nominating and Corporate Governance Committee of the Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

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Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board assesses major risks facing our Company and options for their mitigation in order to promote our shareholders’ interests, the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our Board is ultimately responsible for risk oversight, various committees of our Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. In particular, the Audit Committee has the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter provides that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our Board has also delegated primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board’s leadership structure provides appropriate checks and balances against undue risk taking.

Code of Business Conduct and Ethics

Our Board has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under Item 5.05 of Form 8-K, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our corporate website, www.focusuniversal.com, promptly following the adoption of any such amendment or waiver. The Code of Business Conduct and Ethics provides that any waivers of, or changes to, the code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code of Business Conduct and Ethics includes updated procedures for non-executive officer employees to seek waivers of the code.

Director Independence

Our Company is governed by our Board. Currently, each member of our Board, other than Dr. Edward Lee and Dr. Desheng Wang, is an independent director; and all standing committees of our Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition applicable to boards of directors. For a director to be considered independent, our Board must determine that the director has no relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. In addition, under SEC rules, an Audit Committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent. In determining the independence of members of the Compensation Committee, NASDAQ listing standards require our Board to consider certain factors, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by us to the director, and (2) whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries. Under our Compensation Committee Charter, members of the Compensation Committee also must qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. For purposes of clarity, the independent members of the Board are Mr. Michael Pope, Ms. Carine Clark and Mr. Sean Warren.

9

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program and Philosophy

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other named executive officers, and to establish the overall compensation policies for the Company. The Compensation Committee also has the authority to make discretionary option grants to all of the Company’s employees under the Company’s equity incentive plans.

The Compensation Committee operates under a written charter. The duties and responsibilities of a member of the Compensation Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Compensation Committee is charged with periodically reviewing the charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors. In addition, the Compensation Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Compensation Committee. The Compensation Committee currently consists of directors Ms. Carine Clark, Mr. Sean Warren, and Mr. Michael Pope. Ms. Carine Clark is the Chairperson of the Compensation Committee. Each of the Compensation Committee members has been determined by the Board to be independent under NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met four (4) times during 2023.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance, support the short- and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s executive officers with the interests of the Company’s shareholders. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals. To that end, it is the view of the Board that the total compensation program for executive officers should consist of all or most of the following components:

•	base salary;

•	bonus; and

•	equity-based compensation.

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Company’s Chief Executive Officer and the Company’s other executive officers. Typically, our Chief Executive Officer makes compensation recommendations to the Committee with respect to the compensation of our officers, and the Committee may accept or adjust such recommendations in its discretion.

The total compensation packages for executive officers are determined initially by evaluating the responsibilities of the position, the experience of the individual and the competition in the marketplace for management talent, and also may include comparison with companies confronting problems of the magnitude and complexity faced by the Company.

Compensation of our executive officers is intended to be competitive with the overall marketplace, commensurate with the qualifications and experience of the named executive officer. The Company’s compensation structure is intended to provide the necessary incentive to retain and motivate qualified personnel. Individuals are encouraged to add value and provide benefit in all aspects of the Company’s operations currently and in the future.

10

Total compensation packages and adjustments thereto are evaluated on a number of factors, both internal and external in nature. The most important factors are the executive’s performance and contribution to the Company, followed by the performance of the Company, any increased responsibilities assumed by the executive and the competition in the marketplace for similarly experienced executives.

The compensation packages of the named executive officers are reviewed on an annual basis and may also be adjusted from time to time based on changes in responsibilities or as a result of other external and economic factors.

We offer health, dental and vision insurance to all of our employees, including the named executive officers.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2023 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance-based compensation to be paid to the Company’s executive officers for the 2024 fiscal year will exceed that limit. Because it is unlikely that the cash non-performance-based compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance-based compensation of any executive officer ever approach the $1 million level.

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during fiscal years 2023 and 2022 awarded to, earned by or paid to our “named executive officers.”

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-qualified Deferred Compensation Earnings	All Other Compensation	Totals
Position	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
Desheng Wang	2023	122,308	0	0	0	21,000	0	0	143,308
CEO, Secretary and Director	2022	120,000	0	0	0	21,020	0	0	141,020

Irving Kau	2023	203,532	0	0	0	27,863	0	0	231,395
Chief Financial Officer	2022	150,000	0	0	0	10,000	0	0	160,000

11

Narrative Disclosure Requirement for Summary Compensation Table

Compensation

Dr. Desheng Wang entered into an employment agreement with the Company whereby the Company agreed to pay Dr. Wang a salary of $120,000 per year, payable monthly, for his services as Chief Executive Officer, effective as of November 1, 2018.

Irving Kau was appointed as the Company’s Chief Financial Officer on November 18, 2022. Mr. Kau has executed an employment agreement with the Company, dated November 3, 2021, for the provision of services as VP of Finance. Mr. Kau’s employment agreement included a salary and certain equity incentives. Mr. Kau would receive up to 10,000 shares of the Company’s Common Stock per year, vesting in four (4) installments of 2,500 shares at the end of each calendar quarter, provided that certain metrics are achieved. We have not provided any other named executive officers with perquisites or other personal benefits.

As of the date of this Proxy Statement, no other officer or director has formally entered into any compensation arrangement for services provided under consulting agreements or employment agreements. We offer health, dental and vision insurance to all of our employees, including the named executive officers.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Directors’ Compensation

The persons who served as affiliated members of our Board, including executive officers, did not receive any compensation for services as directors in 2022 or 2023. As of the date of this Proxy Statement, no director has formally entered into any compensation arrangement for services provided under consulting agreements or employment agreements.

As of the date of this Proxy Statement, all directors have been issued 22,500 options per person pursuant to our 2018 Stock Option Plan and such options will vest over a period of one year. In 2022, all of our current independent directors were paid $30,000 cash, except for Mr. Sean Warren, who received $15,699 for serving as an independent board director. Additionally, a company affiliated with Mr. Michael Pope received $20,000 for advisory services in 2022, which included $12,000 in cash and $8,000 in stock. In 2023, all of our current independent directors were paid $40,000 cash.

Option Exercises and Stock Vested

On December 17, 2018, the Company adopted the 2018 Stock Option Plan (the “2018 Stock Option Plan”) whereby the Company reserved for issuance 1,000,000 shares of Common Stock and agreed that such shares shall, when issued and paid for in accordance with the provisions of the 2018 Stock Option Plan, constitute validly issued, fully paid and non-assessable shares of Common Stock.

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

12

Executive Officer Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning any Common Stock purchase options, stock awards or equity incentive plan awards held by each of our named executive officers that were outstanding as of December 31, 2023. Please note that the Board has hired an outside consultant to assist the Board in determining whether to apply a dividend adjustment to the Option Awards by increasing the number of shares the Board was awarded by 33% and/or decreasing the exercise price by a corresponding 33%, evaluating fairness and their fiduciary duties to the Company’s shareholders.

Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards:Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	Vested	Vested	Vested
Edward Lee - Chairman	45,000	–	–	$3.80	August 6, 2029	–	–	–	–
	22,500	–	–	$2.00	December 10, 2030	–	–	–	–
	22,500	–	–	$5.91	December 30, 2031	–	–	–	–
	22,500	–	–	$4.27	December 30, 2032	–	–	–	–
Desheng Wang - CEO, Secretary	45,000	–	–	$3.80	August 6, 2029	–	–	–	–
	22,500	–	–	$2.00	December 10, 2030	–	–	–	–
	22,500	–	–	$5.91	December 30, 2031	–	–	–	–
	22,500	–	–	$4.27	December 30, 2032	–	–	–	–
Irving Kau - CFO		–	–	–	–	25,000	–	–	–
Jennifer Gu	45,000	–	–	$3.80	August 6, 2029	–	–	–	–
	22,500	–	–	$2.00	December 10, 2030	–	–	–	–
	22,500	–	–	$5.91	December 30, 2031	–	–	–	–
	11,312	–	–	$4.27	December 30, 2032	–	–	–	–
Michael Pope	9,375	–	–	$5.91	December 30, 2031	–	–	–	–
	22,500	–	–	$4.27	December 30, 2032	–	–	–	–
Carine Clark	45,000	–	–	$3.80	August 6, 2029	–	–	–	–
	22,500	–	–	$2.00	December 10, 2030	–	–	–	–
	22,500	–	–	$5.91	December 30, 2031	–	–	–	–
	22,500	–	–	$4.27	December 30, 2032	–	–	–	–
Sheri Lofgren	9,375	–	–	$5.91	December 30, 2031	–	–	–	–
	11,312	–	–	$4.27	December 30, 2032	–	–	–	–
Sean Warren	22,500	–	–	$4.27	December 30, 2032	–	–	–	–

13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 30, 2024: (i) by each of our directors, (ii) by each of the named executive officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of September 30, 2024, there were 68,667,760 shares of our Common Stock outstanding.

		Amount and
		Nature	Percentage of
		of Beneficial	Beneficial
		Ownership	Ownership
Title of Class	Name of Beneficial Owner	(1)%
Common	Desheng Wang, CEO, and Director (2)	21,597,600	33.45%

Common	Edward Lee, Chairman and Director, jointly with Jennifer Gu, former Director (3)	11,022,500	16.05%

Common	Yan Chen	4,420,342	6.43%

Common	Irving Kau	36,000	*

Common	Michael Pope	2,319	*

(1)	Applicable percentage of ownership is based on 68,667,760 shares of Common Stock outstanding on September 30, 2024.
(2)	As of the date of this Proxy Statement, due to the purchase of PIPE shares on September 18, 2024, as disclosed in the Form 8-K on the same date, Dr. Wang has 22,729,550 shares.
(3)	As of the date of this Proxy Statement, due to the purchase of PIPE shares on September 18, 2024, as disclosed in the Form 8-K on the same date, Dr. Lee has 12,022,500 shares.

Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of Common Stock within 60 days of September 30, 2024, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to securities exercisable or convertible into shares of Common Stock that are currently exercisable or exercisable within 60 days of September 30, 2024, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our Common Stock is our only issued and outstanding class of securities eligible to vote.

As of September 30, 2024, there were 32,658,419 shares of Common Stock outstanding owned by our officers and directors, which is approximately 47.56% of our total outstanding Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us by our officers and directors, we believe that the Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner during the fiscal year ended December 31, 2023.

14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Consulting services provided by the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer for the years ended December 31, 2023 and 2022 were as follows:

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022

President	$0	$0
Chief Executive Officer, Secretary and Treasurer	143,328	141,020
Chief Financial Officer	231,395	37,020
	$374,723	$178,040

Related Party Transactions

Revenue generated from Vitashower Corp., a company owned by the Chief Executive Officer’s wife, amounted to $0 and $41,536 for the years ended December 31, 2023 and 2022, respectively. The accounts receivable balance due from Vitashower Corp. amounted to $0 and $34,507 as of December 31, 2023 and 2022, respectively.

Service revenue generated from the installation of home security equipment by AT Tech and AVX for one of the Company’s directors amounted to $65,543 and $8,246 for the years ended December 31, 2023 and 2022, respectively.

On September 7, 2023, the Company entered into a loan agreement with Golden Sunrise Investment LLC in the amount of $1,000,000. This loan is secured against the Company’s property, which serves as collateral, with a cost of $4.5 million pledged. At the time of entering the loan agreement, Golden Sunrise Investment LLC was owned by two of the Company’s shareholders who collectively owned approximately 19% of the Company’s outstanding shares. The loan has an annual interest rate of 12% and the principal amount has a due date of September 7, 2024. On March 5, 2024, the Company entered into an addendum to the loan agreement with Golden Sunrise Investment LLC, a related party obtaining an additional secured loan amount of $300,000 at an annual interest rate of 12% which is due September 7, 2024. The interest expense amount was $72,000 for the six months ended June 30, 2024. The loan accrued interest of $26,000 as of June 30, 2024, and the total principal outstanding loan amount was $1,300,000 as of June 30, 2024. The interest rate increases to 15% as of the maturity date of the loan on any unpaid principal balance outstanding. The principal and interest were paid off on July 3, 2024.

On April 2, 2024, the Company entered into a two-year loan agreement with the Company’s CEO Desheng Wang for the amount of $300,000. The loan has an annual interest rate of 12% and the principal and interest amount have a due date of April 1, 2026, as consistent with the previous and separate loan agreement with Golden Sunrise Investment LLC. Until June 30, 2024, the principal loan amount has been increased from $300,000 to $801,000. The interest expense amount was $17,098 for the six months ended June 30,2024. The principal and interest were paid off on July 9, 2024.

Director Independence

A director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Our director Dr. Edward Lee is also our Chairman; our director Dr. Desheng Wang is also our Chief Executive Officer. The rest of our directors are considered to be independent directors.

15

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this Report of the Compensation Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Compensation Committee is comprised of directors Ms. Carine Clark, the Chairperson of the Audit Committee, Mr. Michael Pope and Mr. Sean Warren, all of whom have been determined by the Board of Directors to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to compensation committee members. The Compensation Committee operates under a written charter, a copy of which is available on our corporate website, www.focusuniversal.com. The Audit Committee met four (4) times during 2023.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and based on such review and discussions recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Focus Universal Inc.

Carine Clark (Chairperson)

Sean Warren

Michael Pope

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PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon approval of the Audit Committee, Weinberg & Company, P.A. was appointed, effective January 5, 2024, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For prior fiscal years, Reliant CPA PC served as the Company’s independent registered public accounting firm and provided audit services that included examination of the Company’s annual consolidated financial statements. A summary of the fees for services provided by Reliant CPA PC for the years ended December 31, 2023 and 2022 is set forth below. The Audit Committee of the Board has appointed Weinberg & Company, P.A. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, following a competitive process undertaken by the Audit Committee, and the Board recommends that shareholders ratify such appointment at the Annual Meeting. The Company filed a Current Report on Form 8-K with the SEC on January 16, 2024 announcing the change in auditors, which filing is incorporated by reference herein.

Based on the direction of the Audit Committee, the Board is proposing that the shareholders ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Your ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 does not preclude the Board from terminating its engagement of Weinberg & Company, P.A. and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. The Company has been advised by Weinberg & Company, P.A. that neither that firm nor any of its partners had any direct financial interest or any material indirect financial interest in the Company, or any of its subsidiaries, except as independent certified public accountants. A representative of Weinberg & Company, P.A. is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from the shareholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of Weinberg & Company, P.A.as our independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WEINBERG & COMPANY, P.A.

Principal Accountant Fees and Services

The following table summarizes the fees billed by Reliant CPA PC, our former independent registered public accounting firm, for the fiscal years ended December 31, 2023 and 2022.

	Year ended December 31, 2023		Year ended December 31, 2022

Audit fees		$92,000		$94,000
Audit – related fees	$	Nil	$	Nil
Tax fees	$	Nil	$	Nil
All other fees	$	Nil	$	Nil

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements. Tax fees represent fees related to preparation of our corporation income tax returns. Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants. These services may include audit services, audit-related services, tax services and other services.

17

REPORT OF THE AUDIT COMMITTEE

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee is comprised of directors Mr. Michael Pope, the Chairperson of the Audit Committee, Ms. Carine Clark and Mr. Sean Warren, all of whom have been determined by the Board to be independent under the NASDAQ listing standards and rules adopted by the SEC applicable to audit committee members. The Board has determined that Mr. Michael Pope qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes-Oxley Act. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on our corporate website, www.focusuniversal.com. The Audit Committee met four (4) times during 2023.

The Audit Committee’s primary duties and responsibilities include monitoring the integrity of the Company’s financial statements, monitoring the independence and performance of the Company’s external auditors, and monitoring the Company’s compliance with applicable legal and regulatory requirements. The functions of the Audit Committee also include reviewing periodically with the Company’s independent registered public accounting firm the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing with management and the auditors the adequacy of the Company’s internal accounting controls, reviewing with management and the auditors the financial results prior to the filing of quarterly and annual reports, reviewing fees charged by the Company’s independent registered public accounting firm and reviewing any transactions between the Company and related parties. The Company’s independent registered public accounting firm reports directly and is accountable solely to the Audit Committee. The Audit Committee has the sole authority to hire and fire the independent registered public accounting firm and is responsible for the oversight of the performance of their duties, including ensuring the independence of the independent registered public accounting firm. The Audit Committee also approves in advance the retention of, and all fees to be paid to, the independent registered public accounting firm. The rendering of any auditing services and all non-auditing services by the independent registered public accounting firm is subject to prior approval of the Audit Committee.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the Company’s operational effectiveness regarding the progress and completion of the implementation of the Company’s internal controls.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with the Company’s Chief Financial Officer and management, and held meetings with the Company’s independent registered public accounting firm, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance, the overall scope and plans for the preparation of the financial statements and respective audit, and the evaluation of the Company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent registered public accounting firm. In accordance with Section 204 of the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 16-1301 (Communications with Audit Committees), the Audit Committee has discussed with the Company’s independent registered public accounting firm all matters required to be discussed under the Sarbanes-Oxley Act and the foregoing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with Weinberg & Company, P.A. matters relating to their independence, including the written disclosures made to the Audit Committee as required by the PCAOB Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee also reviewed and approved the audit fees of Weinberg & Company, P.A.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2023 and 2024, and (ii) recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

By the Audit Committee of the Board of Focus Universal Inc.

Michael Pope (Chairperson)

Carine Clark

Sean Warren

18

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ITS COMMON STOCK, $0.001 PAR VALUE PER SHARE, FROM 75,000,000 SHARES TO 150,000,000 SHARES, AT THE SOLE DISCRETION OF THE COMPANY’S BOARD OF DIRECTORS

Background

Our Articles of Incorporation currently authorize a total of 75,000,000 shares of the Company’s Common Stock. After careful consideration, our Board recommends that our shareholders approve a proposal to amend, at the sole discretion of the Board, our Articles of Incorporation to authorize an additional 75,000,000 shares of Common Stock, which would result in total authorized shares under our Articles of Incorporation of 150,000,000 shares of Common Stock. The text of the proposed Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”), is attached as Appendix A to this Proxy Statement.

The Board has adopted a resolution (i)  declaring the advisability of a possible amendment to our Articles of Incorporation to authorize an additional 75,000,000 shares of Common Stock, subject to shareholder approval, (ii)  in connection therewith, approving a form of amendment to our Articles of Incorporation to authorize an additional 75,000,000 shares of Common Stock, subject to shareholder approval, and (iii)  authorizing any other action the Board deems necessary to effect such amendment to our Articles of Incorporation, without further approval or authorization of the Company’s shareholders.

The adoption of the Certificate of Amendment is expressly conditioned upon the approval of the Certificate of Amendment by our shareholders. Accordingly, if we do not receive the required shareholder approval for the Certificate of Amendment, we will not adopt the Certificate of Amendment. However, even if approved by the shareholders at the Annual Meeting, the Board will retain the discretion to determine whether to file the Certificate of Amendment with the Secretary of State of the State of Nevada. If shareholders approve and the Board determines, in its sole discretion, to file the Certificate of Amendment with the Secretary of State of the State of Nevada, it will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada.

Text of the Proposed Amendment

Approval of this Proposal Three, if the Certificate of Amendment is subsequently adopted and filed by the Board in its sole discretion, will result in the following changes to the Articles of Incorporation:

Article Three of the Articles of Incorporation would be amended and restated in its entirety to read as follows:

“3. Authorized Stock: The total number of shares of Capital Stock of the Corporation shall be 150,000,000 shares of Common Stock, par value $0.001 per share.”

Appendix A to this Proxy Statement shows the proposed changes to Article Three of the Articles of Incorporation resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining.

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Purpose of the Proposed Amendment

The purpose of the proposed amendment is to increase the number of Common Stock shares available (without delay or the necessity for a special shareholders’ meeting) for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board may determine are in the best interest of the Company and our stockholders. Our Board believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions. The Board believes that additional authorized shares of Common Stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We are considering issuing part of the additional shares of Common Stock that will result from the adoption of the proposed amendment to raise funds as may be required from time to time to pursue our business objectives, including research and development of our products; however, we do not have any definitive plans, arrangements, understandings or agreements to issue any of the proposed additional authorized shares of Common Stock that will become available for issuance if this proposal is approved and the Certificate of Amendment is subsequently adopted and filed by the Board.

Reasons for the Proposed Amendment

After careful consideration, our Board determined by written consent effective September 27, 2024, to approve the Certificate of Amendment, subject to shareholder approval and the Board’s discretion to effect the Certificate of Amendment, to authorize an additional 75 million shares of Common Stock as set forth in Article Three of the Certificate of Incorporation as described above, totaling 150,000,000 authorized shares of Common Stock. In making this decision, the Board considered it advisable and preferable to have a sufficient number of unissued and unreserved authorized shares of Common Stock to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy and to enhance shareholder value without delay or the necessity for a special shareholders’ meeting. At the same time, the proposed authorized share increase was designed, based on a survey of shares of Common Stock authorized and shares of Common Stock outstanding at our peer group companies, to strike the appropriate balance so that we do not have what some shareholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance.

The additional shares of Common Stock, if the Certificate of Amendment is subsequently adopted by the shareholders and filed by the Board, will be available for issuance by the Board for various corporate purposes, including but not limited to, raising capital, strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, business combinations, stock splits and stock dividends, as well as other general corporate transactions, and providing equity incentive grants under employee stock plans. We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of Common Stock that will become available for issuance if this proposal is approved and the Certificate of Amendment is subsequently adopted and filed by the Board.

The Certificate of Amendment will ensure that we will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if the Certificate of Amendment is adopted by the Company’s shareholders and the Certificate of Amendment is subsequently adopted and filed by the Board, the Board will only have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation.

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Effect of the Proposed Amendment

If the proposed Certificate of Amendment to authorize an additional 75,000,000 shares of Common Stock described above is approved and adopted by our shareholders and subsequently adopted and filed by the Board, we will have the authority under our Certificate of Incorporation to have up to 150,000,000 shares of Common Stock issued and outstanding. As of September 30, 2024, we had 68,667,760 shares of Common Stock and no shares of preferred stock issued and outstanding. If this proposal is approved, the additional authorized shares may be issued at the discretion of our Board without further shareholder action, except as may be required by law or the rules of Nasdaq. The increase in authorized shares would not have any immediate dilutive effect on the proportionate voting power or other rights of existing shareholders. However, any subsequent issuance of shares of Common Stock, other than on a pro-rata basis to all shareholders, would reduce each shareholder’s proportionate interest in the Company. Any of the additional shares of Common Stock issued in the future would have the same rights and privileges as attach to the Common Stock currently authorized and outstanding and the par value of the Common Stock would remain unchanged at no par value per share. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

The Board has not proposed the increase in the amount of authorized shares with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance may have the effect of discouraging a merger, tender offer, proxy contest, or other attempt to obtain control of the Company.

If the shareholders approve the proposal and if the Certificate of Amendment is subsequently adopted and filed by the Board, the Certificate of Amendment will become effective upon the filing of the Certificate of Amendment as set out above and in Appendix A with the Secretary of State of the State of Nevada.

Risks/Impacts of Non-approval

If the proposed Certificate of Amendment to authorize an additional 75,000,000 shares of Common Stock described above is not approved and adopted by our shareholders, our Certificate of Incorporation will not be amended as set forth above and we will continue to have the authority under our Certificate of Incorporation to have up to 75,000,000 shares of Common Stock issued and outstanding.

Interest of Certain Persons in Matter to be Acted Upon

No officer or director has any substantial interest, direct or indirect, by security holdings or otherwise, in the share increase proposed above that is not shared by all other shareholders.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the proposed Certificate of Amendment to authorize, at the sole discretion of the Board, a total of 150,000,000 shares of Common Stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF, SUBJECT TO THE BOARD OF DIRECTORS’ DISCRETION TO ADOPT, AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000 SHARES AS DESCRIBED UNDER PROPOSAL III AND SET FORTH IN APPENDIX A HERETO.

Unless otherwise instructed, the proxyholders will vote all properly submitted proxies “FOR” the approval of, subject to the Board’s discretion to adopt, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000 shares.

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DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Proxy Statement for the 2024 Annual Meeting of Shareholders will be delivered to an address where two or more shareholders reside unless we have received contrary instructions from a shareholder at the address. A separate Proxy Card will be delivered to each shareholder at the shared address.

If you are a shareholder who lives at a shared address and you would like additional copies of the Annual Report on Form 10-K, this Proxy Statement or any future annual reports or proxy statements, please contact Focus Universal Inc. at (626) 272-3883 or in writing at 2311 East Locust Court, Ontario, CA, 91761 and a copy will be promptly mailed to you.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 29, 2024. This Proxy Statement, the Notice of Annual Meeting of Shareholders and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at http://www.proxyvote.com.

ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement for the Company’s 2025 Annual Meeting of Shareholders in accordance with Rule 14a-8 of the Securities Exchange Act and the Company’s bylaws must submit such proposal so that it is received by the Secretary of the Company by December 31, 2024.

The accompanying proxy is solicited by and on behalf of the Company’s Board. The cost of such solicitation will be borne by the Company. In addition to solicitation by mail, regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person, or by telephone, facsimile or other electronic means. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries, for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred in connection therewith. The Company has engaged Broadridge Financial Services, Inc. to assist in the tabulation of proxies.

If any matter not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by that proxy in accordance with their best judgment unless a shareholder, by striking out the appropriate provision of the proxy, chooses to withhold authority to vote on such matters. As of the date this Proxy Statement was printed, the directors knew of no other matters to be brought before the Annual Meeting.

Copies of Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements can also be obtained directly from the Company free of charge by sending a request to the Company by mail as follows:

Focus Universal Inc.

2311 East Locust Court

Ontario, California 91761

Attention: Investor Relations

In addition, the Company’s public reports, including Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Proxy Statements, can be obtained through the SEC’s EDGAR Database over the internet at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Desheng Wang

Desheng Wang

Chief Executive Officer, Secretary, and Director

October 1, 2024

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APPENDIX A

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

FOCUS UNIVERSAL INC.

Focus Universal Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Focus Universal Inc.

2.	Article 3 of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

“3. The total number of stock authorized that may be issued by the Corporation is one hundred fifty million (150,000,000) shares of Common Stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized.”

3.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the amendment is ___%.

4.	Effective date of filing (optional): ______________

5.	Signature (required):

/s/

Signature of Officer: Desheng Wang, Chief Executive Officer

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FOCUS UMVCRSAL INC Ell EASTLOCVSTCWRT Of,ffA ೦ O, CA 91761 Ƒ SCAN TO VIEW MATERIALS &VOTE [> VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and to, electronic del very TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS· ೦೦ P ೦ B2,_ KEEP THIS PORTIONFORYOURRECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED, DETACH ANDRETURN THIS PORTON ONLY FOCUS UNIVERSAL INC 2024 Nominees: For Against Abstain D D D Or Desheng Wang 1a D D D Dr. Edward lee 1b. D D D Michael Pope 1c D D D Carine Clark 1d. D D D Sean Warren 1e. Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If a corporation or partnership, please sign in full corporate or partnership name by authorized off cer . I S I ignature [ P LEASE SIGN WITHIN BOX) I Date 7 The Board ofDirectors recommends a vote FOR Proposal 2: For Against Abstain D D D ε d: ε t εεεε : εεε r εε ೦೦೦ Ii ೦ e C:: ε o ε n εε n ε f1; εεε r;; fiscal year ending December 31, 2023. The Board of Directors recommends avote EQB_ Proposal 3: To approven amendment to our Art cles of lncorpcration D D D NOTE: Such other business as may properly come before the meeting or any adjournment thereof I I Signature (Join t Ovimers) I Date To ratify the selection of Weinberg & Company P . A . as the Company's independent registered public accounting firm for the fiscal year ending December 31 , 2023 . 3 . To approve, subject to the Board of Directors’ discretion to adopt, an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, $ 0 . 001 par value per share, from 75 , 000 , 000 shares to 150 , 000 , 000 shares proxy card in hand when you have access the website and follow the instructions to obtain your records and create and electronic voting instruction form . ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e - mail or the Internet . To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years . VOTE BY PHONE • 1 - 800 - 690 ೦ 903 Use any touch tone telephone to transmit your voting irstructions vote by r November 29, 2024 • ave your proxy card in hand when ; εε s ; a fl'a ε d Eth! ε foTi ε t h ε ins t ructions . H VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717 of information. Vote by 11 :59 p.m. Eastern Time on November 29, 202 . 4 Have your The Board of Directors recommends a vote .EQ.Rall of the following nominees listed: 1 To elect five members to the Board of Directors of the Company to serve until the 2025 Annual Meeting of Shareholders

November 29, 2024 2:00p.m. November 29, 2024